Exhibit 99.1

CONTACT
JUDY PIERCEY
Kintera Corporate Communications
jpiercey@kintera.com
858-795-3056

Kintera Signs Definitive Agreement With Intuit
to Make Strategic Acquisition of American Fundware, Inc.

Kintera and American Fundware expert product developers to build accounting functionality into the Kintera Sphere “software as a service” platform

SAN DIEGO — November 15, 2004 — Kintera® Inc. (Nasdaq: KNTA), a leading provider of “software as a service” to nonprofit organizations, announced today that it has signed a definitive agreement with Intuit Inc. (Nasdaq: INTU) to acquire American Fundware, Inc., which operates as Intuit Public Sector Solutions (IPSS), provider of FundWare® accounting software for nonprofit organizations and governments.  As part of a strategic initiative, Kintera and American Fundware expert product developers plan to build accounting functionality into the Kintera Sphere™ enterprise-grade software platform, providing a unified system for nonprofits and governments to manage, and grow, their business.

Over 2,100 current American Fundware clients include Texas A & M Foundation, Aspen Institute and Boston Museum of Science, among others.  Top ranked by CPA Magazine, the Nonprofit Financial Center and Today’s Top 100 Products, American Fundware has developed a full suite of products designed to manage complex finances for nonprofit organizations and governments, including cities, towns, counties, governmental agencies and schools.  FundWare financial management programs streamline day-to-day accounting tasks, enable organizations to spend more time on strategic financial management, and demonstrate accountability to current and potential funding sources.

Kintera and American Fundware have many clients in common, including the Earthwatch Institute.  “To accomplish our mission and better serve our thousands of Earthwatch volunteers, we have to trust our technology,” said John Walker, CFO and vice president of finance at Earthwatch Institute (www.earthwatch.org), an international organization that offers the public unique opportunities to work alongside leading field scientists and researchers. “Earthwatch must offer accountability for every dollar, as do other nonprofit organizations.  We are extremely pleased that FundWare and Kintera Sphere will soon be available in one, easy-to-use system.”

The acquisition is expected to close soon.  Kintera will pay approximately $11 million in cash for American Fundware, and plans to retain substantially all current American Fundware employees.  American Fundware’s unaudited revenue for the year ended July 31, 2004 was approximately $12.8 million.

“The strategic combination of FundWare and Kintera Sphere will provide operating synergies in client services, sales, marketing and engineering to better support organizations that serve others,” said Kintera’s CEO, Harry E. Gruber, M.D.  “Award-winning American Fundware software brings 28 years of financial management experience to complement Kintera’s technological leadership.  Whether working with nonprofits or governments, consumers want interactions with organizations that not only provide social value, but also understand the need for transparency of economics.  Because there is no complete ‘software as a service’ solution in the nonprofit market today, Kintera expects strong demand for our comprehensive online service that will include innovative accounting functions.”

“Kintera’s acquisition of American Fundware will allow our nonprofit and government clients to increase their revenues and strengthen their connection to their communities and funding sources,” added Michael Potts, vice president, American Fundware.  “Clients have been asking us for years to help them grow stronger and gain market share.  Now, two ‘best of breed’ solutions — the solid, robust accounting of FundWare and the innovative power of Kintera Sphere — will enable organizations to gain the efficiency, transparency and growth they need to further their missions.”

Kintera’s innovative software as a service platform, Kintera Sphere, offers nonprofits an affordable and easy-to-use system that provides contact relationship management (CRM), a web content management system (CMS), eMarketing and workflow applications.  Kintera enhances the giving experience by providing feedback to donors about the impact of their gifts, thereby creating a sense of belonging and appreciation.  Kintera services over 9,500 accounts and 2,200 contracts, including Arthritis Foundation, Girl Scouts of the USA, Prostate Cancer Foundation, YMCA, Special Olympics and many others.

The first release of FundWare accounting software functionality available in the Kintera Sphere platform is expected to be in the first quarter of 2005.  Kintera plans to continue the enhancement and support of FundWare 7.30, for individual installations, as well as for Kintera’s software as a service application.  Kintera Sphere will continue to integrate with other accounting programs.

Kintera will hold a conference call today, November 15, 2004, at 4:45 p.m. Eastern Time to discuss the pending Intuit Public Sector Solutions transaction, and to update Kintera’s guidance.  The call will be hosted by Harry E. Gruber, M.D., chief executive officer and chairman of the board of directors; James A. Rotherham, chief financial officer; and Dennis N. Berman, executive vice president, corporate development and vice chairman of the board of directors.  The conference call can be accessed by dialing toll free 800-237-9752 (617-847-8706 for international calls), using conference code 84962624.

About FundWare
Founded in 1976, American FundWare is a subsidiary of Intuit Inc., and a leader in meeting the financial management needs of organizations with a mission to serve. The FundWare product has been recognized as the number one financial management software by the Nonprofit Financial Center, and has been named a CPA Technology Advisor five-star product, a CPA Magazine “Big Five” nonprofit accounting product, and an Accounting Technology magazine “Top 100 Product” for 2004. Also, according to participants of a 2003 Campbell Research study, FundWare is the most compatible nonprofit accounting software. More information is available at www.fundware.com.

About Intuit Inc.
Intuit Inc. is a leading provider of business and financial management solutions for small- and mid-sized businesses, consumers and accounting professionals.  Its flagship products and services, including QuickBooks®, Quicken® and TurboTax® software, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit’s leading tax preparation software suites for professional accountants.

Founded in 1983, Intuit had annual revenue of nearly $1.9 billion in its fiscal year 2004. The company has nearly 7,000 employees with major offices in 13 states across the U.S., and offices in Canada and the United Kingdom. More information can be found at www.intuit.com.

Intuit, the Intuit logo, QuickBooks, Quicken, Turbo Tax and FundWare, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries. Intuit FundWare, is a trademark of Intuit Inc., in the United States.

About Kintera Inc.
Kintera® Inc. (NASDAQ: KNTA) is an innovative provider of software as a service that helps nonprofit organizations foster a powerful sense of community to achieve their mission.  Kintera’s Knowledge Interaction technology strengthens an organization’s community by providing volunteers, members, donors and staff web-based tools to efficiently fulfill their tasks and share real-time data and information.  The company’s Internet innovations include its Friends Asking Friends® solicitation program and Kintera Sphere™, an enterprise-grade software system that provides content management, contact management, communication tools, commerce applications, community-building features and reporting functions.  Kintera’s technology is built on a unified database and payment processing engine.  A web browser is all that is needed to use Kintera Sphere to help increase donations, reduce fundraising costs and build awareness and affinity for a cause.  For more information, visit Kintera at www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, and Knowledge Interaction are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements (including, without limitation, express or implied statements regarding the closing and the anticipated benefits to Kintera of this transaction) that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation: this acquisition may not close on a timely basis or at all, due to failure to satisfy closing conditions or otherwise; risks associated with the successful integration of American Fundware’s business; Kintera may not be able to retain key employees of American Fundware; anticipated benefits of this acquisition may not be realized; our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; risks associated with the integration of acquired operations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements.